Registration No. 33-50663


             Schedule 14A Information required in proxy statement.
                           Schedule 14A Information
          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )


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InterCapital Insured Municipal Securities . . . . . . . . . . . .

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                  INTERCAPITAL INSURED MUNICIPAL SECURITIES

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 27, 1996

   The Annual Meeting of Shareholders of INTERCAPITAL INSURED MUNICIPAL SECURITIES (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, will be held in the Conference Center, Forty-Fourth Floor, 2 World Trade Center, New York, New York 10048, on June 27, 1996, at 11:00 a.m., New York City time, for the following purposes:

       1. To elect two (2) Trustees to serve until the 1999 Annual Meeting or until their successors shall have been elected and qualified;

       2. To approve or disapprove the continuance of the Trust's currently effective Investment Management Agreement with Dean Witter InterCapital Inc.;

       3. To ratify or reject the selection of Price Waterhouse LLP as the Trust's independent accountants for the fiscal year ending October 31, 1996; and

       4. To transact such other business as may properly come before the Meeting or any adjournments thereof.

   Shareholders of record as of the close of business on April 17, 1996 are entitled to notice of and to vote at the Meeting. If you cannot be present in person, your management would greatly appreciate your filling in, signing and returning the enclosed proxy promptly in the envelope provided for that purpose.

   In the event that the necessary quorum to transact business or the vote required to approve or reject any proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting for a total of not more than 60 days in the aggregate to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Trust's shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal to approve continuance of the Investment Management Agreement and will vote against any such adjournment those proxies to be voted against that proposal.

                                                            SHELDON CURTIS,
                                                               Secretary

April 22, 1996
New York, New York

                                  IMPORTANT

  YOU CAN HELP THE TRUST AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. IF YOU ARE UNABLE TO BE PRESENT IN PERSON, PLEASE FILL IN, SIGN AND RETURN THE ENCLOSED PROXY IN ORDER THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.





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                  INTERCAPITAL INSURED MUNICIPAL SECURITIES

               TWO WORLD TRADE CENTER, NEW YORK, NEW YORK 10048

                               PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS

                                JUNE 27, 1996

   This statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the "Board") of INTERCAPITAL INSURED MUNICIPAL SECURITIES (the "Trust"), for use at the Annual Meeting of Shareholders of the Trust to be held on June 27, 1996 (the "Meeting"), and at any adjournments thereof.

   If the enclosed form of proxy is properly executed and returned in time to be voted at the Meeting, the proxies named therein will vote the shares represented by the proxy in accordance with the instructions marked thereon. Unmarked proxies will be voted for each of the nominees for election as Trustee and in favor of Proposals 2 and 3 as set forth in the attached Notice of Annual Meeting of Shareholders. A proxy may be revoked at any time prior to its exercise by any of the following: written notice of revocation to the Secretary of the Trust, execution and delivery of a later dated proxy to the Secretary of the Trust, or attendance and voting at the Meeting.

   Shareholders of record as of the close of business on April 17, 1996, the record date for the determination of Shareholders entitled to notice of and to vote at the Meeting, are entitled to one vote for each share held and a fractional vote for a fractional share. On April 17, 1996, there were outstanding 9,281,513 shares of beneficial interest of the Trust, all with $.01 par value. No person was known to own as much as 5% of the outstanding shares of the Trust on that date. The Trustees and officers of the Trust, together, owned less than 1% of the Trust's outstanding shares on that date. The percentage ownership of shares of the Trust changes from time to time depending on purchases and sales by shareholders and the total number of shares outstanding.

   The cost of soliciting proxies for the Meeting, consisting principally of mailing and printing expenses, will be borne by the Trust. The solicitation of proxies will be by mail, which may be supplemented by solicitation by mail, telephone or otherwise through Trustees and officers of the Trust and officers and regular employees of Dean Witter InterCapital Inc. ("InterCapital" or the "Investment Manager"), without special compensation therefor. The first mailing of this proxy statement is expected to be made on or about April 22, 1996.

                           (1) ELECTION OF TRUSTEES

   The number of Trustees has been fixed by the Trustees, pursuant to the Trust's Declaration of Trust, at nine. At the Meeting, two nominees are to be elected to the Trust's Board of Trustees. There are currently nine Trustees, two of whom (Michael Bozic and Charles A. Fiumefreddo) are standing for election at this Meeting to serve until the 1999 Annual Meeting in accordance with the Trust's Declaration of Trust.

   Seven of the current nine Trustees (Michael Bozic, Edwin J. Garn, John R. Haire, Manuel H. Johnson, Paul Kolton, Michael E. Nugent, and John L. Schroeder) are "Independent Trustees", that is, Trustees who are not "interested persons" of the Trust, as that term is defined in the Investment Company Act of 1940, as

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amended (the "Act"). Mr. Paul Kolton, whose term as Trustee expires at the
1997 Annual Meeting, will retire as a Trustee on July 1, 1996. The Trustees have determined that the number of Trustees of the Trust is to be fixed at eight, effective on the date of Mr. Kolton's retirement. The nominees for election as Trustees have been proposed by the Trustees now serving or, in the case of the nominees for positions as Independent Trustees, by the Independent Trustees now serving. All of the Trustees have been elected by the shareholders of the Trust.

   The nominees of the Board of Trustees for election as Trustees are listed below. It is the intention of the persons named in the enclosed form of Proxy to vote the shares represented by them for the election of these nominees:
Michael Bozic and Charles A. Fiumefreddo. Should any of the nominees become unable or unwilling to accept nomination or election, the persons named in the Proxy will exercise their voting power in favor of such person or persons as the Board may recommend. All of the nominees have consented to being named in this proxy statement and to serve if elected. The Trust knows no reason why said nominees would be unable or unwilling to accept nomination or election. Trustees will be elected by a plurality of the votes cast at the Meeting.

   Pursuant to the provisions of the Declaration of Trust, the nominees for election as Trustees are divided into three separate classes, each class having a term of three years. The term of office of one of each of the three classes will expire each year.

   The Board has determined that the nominees for election as Trustee shall be standing for election as Trustee in each of the three classes of Trustee as follows: Class I -- Messrs. Bozic and Fiumefreddo; Class II -- Messrs. Johnson, Kolton and Schroeder; and Class III -- Messrs. Garn, Haire, Nugent and Purcell. Each nominee will, if elected, serve a term of up to approximately three years running for the period assigned to that class and terminating at the date of the Annual Meeting of Shareholders so designated by the Board, or any adjournment thereof. As a consequence of this method of election, the replacement of a majority of the Board could be delayed for up to two years. In accordance with the above, the Trustees in Class I are standing for election at this Meeting and, if elected, will serve until the 1999 Annual Meeting or until their successors shall have been elected and qualified.

   The following information regarding each of the nominees for election as Trustee, and each of the members of the Board, includes his principal occupations and employment for at least the last five years, his age, shares of the Trust owned, if any, as of April 17, 1996 (shown in parentheses), positions with the Trust, and directorships or trusteeships in other companies which file periodic reports with the Securities and Exchange Commission, including the 80 investment companies, including the Trust, for which InterCapital serves as investment manager or investment adviser (referred to herein as the "Dean Witter Funds") and the 12 investment companies for which InterCapital's wholly-owned subsidiary, Dean Witter Services Company Inc. ("DWSC"), serves as manager and TCW Funds Management, Inc. serves as investment adviser (referred to herein as the "TCW/DW Funds").

   The nominees for Trustees to be elected at this Meeting are:

   MICHAEL BOZIC, Trustee since April, 1994; age 55; Chairman and Chief Executive Officer of Levitz Furniture Corporation (since November, 1995); Director or Trustee of the Dean Witter Funds; formerly President and Chief Executive Officer of Hills Department Stores (May, 1991-July, 1995); formerly Chairman and Chief Executive Officer (1987-1990) and President and Chief Operating Officer (August, 1990-February, 1991) of the Sears Merchandise Group of Sears, Roebuck and Co. ("Sears"); Director of Eaglemark Financial Services, Inc., the United Negro College Fund, Weirton Steel Corporation and Domain Inc. (home decor retailer).

   CHARLES A. FIUMEFREDDO,* Trustee since October, 1993; age 62; Chairman, Chief Executive Officer and Director of InterCapital, DWSC and Dean Witter Distributors Inc. ("Distributors"); Executive

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Vice President and Director of Dean Witter Reynolds Inc. ("DWR"); Chairman,
Director or Trustee, President and Chief Executive Officer of the Dean Witter Funds; Chairman, Chief Executive Officer and Trustee of the TCW/DW Funds; Chairman and Director of Dean Witter Trust Company ("DWTC"); Director and/or officer of various Dean Witter, Discover & Co. ("DWDC") subsidiaries; formerly Executive Vice President and Director of DWDC (until February,
1993).

   The Trustees who are not standing for reelection at this Meeting are:

   EDWIN JACOB (JAKE) GARN, Trustee since December, 1993; age 63; Director or Trustee of the Dean Witter Funds; formerly United States Senator (R-Utah) (1974-1992) and Chairman, Senate Banking Committee (1980-1986); formerly Mayor of Salt Lake City, Utah (1971-1974); formerly Astronaut, Space Shuttle Discovery (April 12-19, 1985); Vice Chairman, Huntsman Chemical Corporation (since January, 1993); Director of Franklin Quest (time management systems) and John Alden Financial Corp.; Member of the board of various civic and charitable organizations.

   JOHN R. HAIRE, Trustee since December, 1993; age 71; Chairman of the Audit Committee and Chairman of the Committee of the Independent Directors or Trustees and Director or Trustee of the Dean Witter Funds; Trustee of the TCW/DW Funds; formerly President, Council for Aid to Education (1978-1989) and Chairman and Chief Executive Officer of Anchor Corporation, an investment adviser (1964-1978); Director of Washington National Corporation (insurance).

   DR. MANUEL H. JOHNSON, Trustee since December, 1993; age 47; Senior Partner, Johnson Smick International, Inc., a consulting firm; Koch Professor of International Economics and Director of the Center for Global Market Studies at George Mason University; Co-Chairman and a founder of the Group of Seven Council (G7C), an international economic commission; Director or Trustee of the Dean Witter Funds; Trustee of the TCW/DW Funds; Director of NASDAQ (since June, 1995); Director of Greenwich Capital Markets Inc. (broker-dealer); formerly Vice Chairman of the Board of Governors of the Federal Reserve System (1986-1990) and Assistant Secretary of the U.S. Treasury (1982-1986).

   PAUL KOLTON, Trustee since December, 1993; age 72; Director or Trustee of the Dean Witter Funds; Chairman of the Audit Committee and Chairman of the Committee of the Independent Trustees and Trustee of the TCW/DW Funds; formerly Chairman of Financial Accounting Standards Advisory Council; formerly Chairman and Chief Executive Officer of the American Stock Exchange; Director of UCC Investors Holding Inc. (Uniroyal Chemical Company, Inc.); Director or Trustee of various not-for-profit organizations.

   MICHAEL E. NUGENT, Trustee since December, 1993; age 59; General Partner, Triumph Capital, L.P., a private investment partnership; Director or Trustee of the Dean Witter Funds; Trustee of the TCW/DW Funds; formerly Vice President, Bankers Trust Company and BT Capital Corporation (1984-1988); Director of various business organizations.

   PHILIP J. PURCELL,* Trustee since April, 1994; age 52; Chairman of the Board of Directors and Chief Executive Officer of DWDC, DWR and Novus Credit Services Inc; Director of InterCapital, DWSC and Distributors; Director or Trustee of the Dean Witter Funds; Director and/or officer of various DWDC subsidiaries.

   JOHN L. SCHROEDER, Trustee since April, 1994; age 65; Retired; Director or Trustee of the Dean Witter Funds; Trustee of the TCW/DW Funds; Director of Citizens Utilities Company; formerly Executive Vice

- ------------

* Messrs. Fiumefreddo and Purcell may be deemed "interested persons", as defined in Section 2(a)(19) of the Act, of the Trust and its Investment Manager, due to their affiliation with the Investment Manager and/or its affiliated companies.
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


President and Chief Investment Officer of The Home Insurance Company (August, 1991-September, 1995), Chairman and Chief Investment Officer of Axe-Houghton Management and the Axe-Houghton Funds (April, 1983-June, 1991) and President of USF&G Financial Services, Inc. (June 1990-June 1991).

   The executive officers of the Trust other than shown above are: Sheldon Curtis, Vice President, Secretary and General Counsel; David A. Hughey, Vice President; Robert M. Scanlan, Vice President; Robert S. Giambrone, Vice President; Joseph J. McAlinden, Vice President; James F. Willison, Vice President; and Thomas F. Caloia, Treasurer. In addition, Peter M. Avelar, Katherine H. Stromberg, Joseph Arcieri, Gerard J. Lian and Jonathan R. Page are Vice Presidents of the Trust and Marilyn K. Cranney, Barry Fink, Lou Anne
D. McInnis, Ruth Rossi and Carsten Otto serve as Assistant Secretaries. Mr. Curtis is 64 years old and is currently Senior Vice President, Secretary and General Counsel of InterCapital and DWSC and Assistant Secretary of DWR; he is also Senior Vice President, Assistant Secretary and Assistant General Counsel of Distributors and Senior Vice President and Secretary of DWTC. Mr. Scanlan is 59 years old and is currently President and Chief Operating Officer of InterCapital (since March, 1993) and DWSC; he is also Executive Vice President of Distributors and Executive Vice President and Director of DWTC. He was previously Executive Vice President of InterCapital (July, 1992-March, 1993) and prior thereto was Chairman of Harborview Group Inc. Mr. Hughey is 64 years old and is currently Executive Vice President and Chief Administrative Officer of InterCapital and DWSC; he is also Executive Vice President and Chief Administrative Officer of Distributors and DWTC as well as a Director of DWTC. He was previously President of DWTC (October, 1989-March, 1993). Mr. McAlinden is 53 years old and is currently Executive Vice President of InterCapital (since April, 1996); he is also Chief Investment Officer of InterCapital. He was previously Senior Vice President of InterCapital (June, 1995-April, 1996). He was formerly a Managing Director at Dillon Read. Mr. Giambrone is 41 years old and is currently Senior Vice President of InterCapital, DWSC, Distributors and DWTC (since August, 1995) and Director of DWTC (since April, 1996). He was formerly a partner of KPMG Peat Marwick, LLP. Mr. Willison is 52 years old and is currently Senior Vice President of InterCapital. Mr. Caloia is 50 years old and is currently First Vice President and Assistant Treasurer of InterCapital and DWSC. Mr. Avelar is 37 years old and is currently Senior Vice President of InterCapital. Ms. Stromberg is 47 years old and is currently Vice President of InterCapital (since April, 1992). She was formerly a portfolio manager with InterCapital (October, 1991-April, 1992) and Vice President of Kidder Peabody Asset Management (October, 1985-October, 1991). Mr. Arcieri is 47 years old and is currently Vice President of InterCapital. Mr. Lian is 41 years old and is currently Vice President of InterCapital. He was formerly a Senior Municipal Analyst with the American Express Company (1984-1991). Mr. Page is 49 years old and is currently Senior Vice President of InterCapital. Other than Mr. Scanlan, Mr. Giambrone, Mr. McAlinden, Mr. Lian and Ms. Stromberg, each of the above officers has been an employee of InterCapital or DWR (formerly the corporate parent of InterCapital) for over five years.

THE BOARD OF TRUSTEES, THE INDEPENDENT TRUSTEES, AND THE COMMITTEES

   The Board of Trustees consists of nine (9) trustees. These same individuals also serve as directors or trustees for all of the Dean Witter Funds, and are referred to in this section as Trustees. As of the date of this Proxy Statement, there are a total of 80 Dean Witter Funds, comprised of 120 portfolios. As of March 31, 1996, the Dean Witter Funds had total net assets of approximately $75.2 billion and more than five million shareholders.

   Seven Trustees (77% of the total number) have no affiliation or business connection with InterCapital or any of its affiliated persons and do not own any stock or other securities issued by InterCapital's parent company, DWDC. These are the "disinterested" or "independent" Trustees. The other two Trustees (the "management Trustees") are affiliated with InterCapital. Five of the seven independent Trustees are also Independent Trustees of the TCW/DW Funds.

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   Law and regulation establish both general guidelines and specific duties for the Independent Trustees. The Dean Witter Funds seek as Independent Trustees individuals of distinction and experience in business and finance, government service or academia; these are people whose advice and counsel are in demand by others and for whom there is often competition. To accept a position on the Funds' Boards, such individuals may reject other attractive assignments because the Funds make substantial demands on their time. Indeed, by serving on the Funds' Boards, certain Trustees who would otherwise be qualified and in demand to serve on bank boards would be prohibited by law from doing so.

   All of the Independent Trustees serve as members of the Audit Committee and the Committee of the Independent Trustees. Three of them also serve as members of the Derivatives Committee. The Committees hold some meetings at InterCapital's offices and some outside InterCapital. Management Trustees or officers do not attend these meetings unless they are invited for purposes of furnishing information or making a report.

   The Committee of the Independent Trustees is charged with recommending to the full Board approval of management, advisory and administration contracts, Rule 12b-1 plans and distribution and underwriting agreements; continually reviewing Fund performance; checking on the pricing of portfolio securities, brokerage commissions, transfer agent costs and performance, and trading among Funds in the same complex; and approving fidelity bond and related insurance coverage and allocations, as well as other matters that arise from time to time. The Independent Trustees are required to select and nominate individuals to fill any Independent Trustee vacancy on the Board of any Fund that has a Rule 12b-1 plan of distribution. Most of the Dean Witter Funds have such a plan.

   The Audit Committee is charged with recommending to the full Board the engagement or discharge of the Fund's independent accountants; directing investigations into matters within the scope of the independent accountants' duties, including the power to retain outside specialists; reviewing with the independent accountants the audit plan and results of the auditing engagement; approving professional services provided by the independent accountants and other accounting firms prior to the performance of such services; reviewing the independence of the independent accountants; considering the range of audit and non-audit fees; reviewing the adequacy of the Fund's system of internal controls; and preparing and submitting Committee meeting minutes to the full Board.

   Finally, the Board of each Fund has formed a Derivatives Committee to establish parameters for and oversee the activities of the Fund with respect to derivative investments, if any, made by the Fund.

   For the fiscal year ended October 31, 1995, the Board of Trustees of the Trust held 4 meetings, and the Audit Committee, the Committee of the Independent Trustees and the Derivatives Committee of the Trust held 2, 10 and 5 meetings, respectively. No Trustee attended fewer than 75% of the meetings of the Board of Trustees, the Audit Committee, the Committee of the Independent Trustees or the Derivatives Committee held while he served in such positions.

DUTIES OF CHAIRMAN OF COMMITTEES

   The Chairman of the Committees maintains an office at the Funds' headquarters in New York. He is responsible for keeping abreast of regulatory and industry developments and the Funds' operations and management. He screens and/or prepares written materials and identifies critical issues for the Independent Trustees to consider, develops agendas for Committee meetings, determines the type and amount of information that the Committees will need to form a judgment on various issues, and arranges to have that information furnished to Committee members. He also arranges for the services of independent experts and consults with them in advance of meetings to help refine reports and to focus on critical issues. Members of the Committees believe that the person who serves as Chairman of all three Committees and guides their efforts is pivotal to the effective functioning of the Committees.

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   The Chairman of the Committees also maintains continuous contact with the
Funds' management, with independent counsel to the Independent Trustees and with the Funds' independent auditors. He arranges for a series of special meetings involving the annual review of investment advisory, management and other operating contracts of the Funds and, on behalf of the Committees, conducts negotiations with the Investment Manager and other service providers. In effect, the Chairman of the Committees serves as a combination of chief executive and support staff of the Independent Trustees.

   The Chairman of the Committees is not employed by any other organization and devotes his time primarily to the services he performs as Committee Chairman and Independent Trustee of the Dean Witter Funds and as an Independent Trustee of the TCW/DW Funds. The current Committee Chairman has had more than 35 years experience as a senior executive in the investment company industry.

ADVANTAGES OF HAVING SAME INDIVIDUALS AS INDEPENDENT TRUSTEES FOR ALL DEAN WITTER FUNDS

   The Independent Trustees and the Funds' management believe that having the same Independent Trustees for each of the Dean Witter Funds avoids the duplication of effort that would arise from having different groups of individuals serving as Independent Trustees for each of the Funds or even of sub-groups of Funds. They believe that having the same individuals serve as Independent Trustees of all the Funds tends to increase their knowledge and expertise regarding matters which affect the Fund complex generally and enhances their ability to negotiate on behalf of each Fund with the Fund's service providers. This arrangement also precludes the possibility of separate groups of Independent Trustees arriving at conflicting decisions regarding operations and management of the Funds and avoids the cost and confusion that would likely ensue. Finally, having the same Independent Trustees serve on all Fund Boards enhances the ability of each Fund to obtain, at modest cost to each separate Fund, the services of Independent Trustees, and a Chairman of their Committees, of the caliber, experience and business acumen of the individuals who serve as Independent Trustees of the Dean Witter Funds.

COMPENSATION OF INDEPENDENT TRUSTEES

   The Trust pays each Independent Trustee an annual fee of $1,000 ($1,200 prior to September 30, 1995) plus a per meeting fee of $50 for meetings of the Board of Trustees or committees of the Board of Trustees attended by the Trustee (the Trust pays the Chairman of the Audit Committee an annual fee of $750 and pays the Chairman of the Committee of the Independent Trustees an additional annual fee of $2,400, in each case inclusive of the Committee meeting fees). The Trust also reimburses such Trustees for travel and other out-of-pocket expenses incurred by them in connection with attending such meetings. Trustees and officers of the Trust who are or have been employed by the Investment Manager or an affiliated company receive no compensation or expense reimbursement from the Trust.

   The following table illustrates the compensation paid to the Trust's Independent Trustees by the Trust for the fiscal year ended October 31, 1995.

                              TRUST COMPENSATION

                                AGGREGATE
                               COMPENSATION
NAME OF INDEPENDENT TRUSTEE   FROM THE TRUST
- ---------------------------  --------------
Michael Bozic ..............      $1,850
Edwin J. Garn ..............       1,950
John R. Haire ..............       4,550(1)
Dr. Manuel H. Johnson  .....       1,950
Paul Kolton ................       1,950
Michael E. Nugent ..........       1,850
John L. Schroeder ..........       1,950

- ---------------
   (1) Of Mr. Haire's compensation from the Trust, $3,150 is paid to him as Chairman of the Committee of the Independent Trustees ($2,400) and as Chairman of the Audit Committee ($750).

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   The following table illustrates the compensation paid to the Trust's
Independent Trustees for the calendar year ended December 31, 1995 for services to the 79 Dean Witter Funds and, in the case of Messrs. Haire, Johnson, Kolton and Nugent, the 11 TCW/DW Funds that were in operation at December 31, 1995. With respect to Messrs. Haire, Johnson, Kolton and Nugent, the TCW/DW Funds are included solely because of a limited exchange privilege between those Funds and five Dean Witter Money Market Funds. Mr. Schroeder was elected as a Trustee of the TCW/DW Funds on April 20, 1995.

          CASH COMPENSATION FROM DEAN WITTER FUNDS AND TCW/DW FUNDS

                                                                   FOR SERVICE AS
                              FOR SERVICE AS                        CHAIRMAN OF       TOTAL CASH
                                DIRECTOR OR      FOR SERVICE AS    COMMITTEES OF     COMPENSATION
                                TRUSTEE AND       TRUSTEE AND       INDEPENDENT     FOR SERVICES TO
                             COMMITTEE MEMBER   COMMITTEE MEMBER     DIRECTORS/     79 DEAN WITTER
NAME OF INDEPENDENT          OF 79 DEAN WITTER    OF 11 TCW/DW      TRUSTEES AND     FUNDS AND 11
TRUSTEE                            FUNDS             FUNDS        AUDIT COMMITTEES   TCW/DW FUNDS
- --------------------------  -----------------  ----------------  ----------------  ---------------
Michael Bozic .............      $126,050              --                --            $126,050
Edwin J. Garn .............       136,450              --                --             136,450
John R. Haire .............        98,450           $82,038      $217,350(2)            397,838
Dr. Manuel H. Johnson  ....       136,450            82,038              --             218,488
Paul Kolton ...............       136,450            54,788        36,900(3)            228,138
Michael E. Nugent .........       124,200            75,038              --             199,238
John L. Schroeder .........       136,450            46,964              --             183,414

- ---------------
   (2) For the 79 Dean Witter Funds in operation at December 31, 1995.

   (3) For the 11 TCW/DW Funds in operation at December 31, 1995. Mr. Kolton will retire as a Director or Trustee of each Dean Witter Fund and each TCW/DW Fund by July 1, 1996. Upon Mr. Kolton's retirement, Mr. Haire will become Chairman of the Committee of the Independent Trustees and the Audit Committee of the TCW/DW Funds in addition to serving in such positions for the Dean Witter Funds.

              (2) APPROVAL OR DISAPPROVAL OF CURRENTLY EFFECTIVE
                       INVESTMENT MANAGEMENT AGREEMENT

   The Trust's investments are managed by Dean Witter InterCapital Inc. (referred to herein as the "Investment Manager" or "InterCapital"), pursuant to an Investment Management Agreement dated February 18, 1994 (referred to herein as the "Management Agreement").

   The Management Agreement was initially approved by the Board of Trustees of the Trust, including all of the Independent Trustees, at a meeting held on December 2, 1993, and by Dean Witter InterCapital Inc. as the then sole shareholder of the Trust on February 18, 1994. The Management Agreement was approved by the shareholders of the Trust as a routine matter at the Annual Meeting of Shareholders held on June 22, 1995. The Management Agreement's continuation until April 30, 1997 was approved by the Trustees, including a majority of the Independent Trustees, at a meeting of the Board held on April 17, 1996. In the event shareholders do not approve continuance of the Management Agreement by the required majority vote at the forthcoming meeting or an adjournment thereof, the Board of Trustees of the Trust will take such action as it deems to be in the best interest of the Trust and its shareholders, which may include calling a special meeting of shareholders to vote on a new investment management agreement.

   In considering whether or not to approve the Management Agreement, the Board of Trustees reviewed the terms of the agreement and considered all materials and information deemed relevant to its determination. Among other things, the Board considered the nature and scope of services to be rendered, the quality of the Investment Manager's services and personnel, and the appropriateness of the fees that are paid under the

Management Agreement. Based upon its review, the Board of Trustees, including all of the Independent Trustees, determined that the approval of the Management Agreement was in the best interests of the Trust and its shareholders.

   The favorable vote of a majority of the outstanding voting securities of the Trust is required for the approval of the Management Agreement. Such a majority is defined in the Act as the lesser of: (a) 67% or more of the shares present at the Meeting, if the holders of more than 50% of the outstanding shares of the Trust are present or represented by proxy, or (b) more than 50% of the outstanding shares.

   THE INDEPENDENT TRUSTEES UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS APPROVE THE MANAGEMENT AGREEMENT.

THE MANAGEMENT AGREEMENT

   The Management Agreement provides that the Investment Manager shall obtain and evaluate such information and advice relating to the economy, securities and commodity markets and securities and commodities as it deems necessary or useful to discharge its duties under the Management Agreement, and that it shall continuously supervise the management of the assets of the Trust in a manner consistent with the investment objectives and policies of the Trust and subject to such other limitations and directions as the Board may, from time to time, prescribe.

   The Management Agreement provides that the Investment Manager shall continuously manage the assets of the Trust in a manner consistent with the Trust's investment objectives. The Investment Manager has authority to place orders for the purchase and sale of portfolio securities on behalf of the Trust without prior approval of its Trustees. The Trustees review the investment portfolio at their regular meetings. In addition, the Investment Manager pays the compensation of the officers of the Trust and provides the Trust with office space and equipment and such clerical help and bookkeeping services and telephone service, heat, light, power and other utilities. The Investment Manager also pays for the services of personnel in connection with the pricing of the Trust's shares and the preparation of prospectuses, proxy statements and reports required to be filed with the Federal and state securities commissions (except insofar as the participation or assistance of independent accountants and attorneys is, in the opinion of the Investment Manager, necessary or desirable). In return for its investment services and the expenses which the Investment Manager assumes under the Management Agreement, the Trust pays the Investment Manager compensation which is accrued weekly and payable monthly and which is determined by applying the annual rate of 0.35% to the Trust's average weekly net assets. Pursuant to the Management Agreement, the Trust accrued to the Investment Manager total compensation of $477,449 during the fiscal year ended October 31, 1995. The net assets of the Trust totalled $141,737,566 at October 31, 1995.

   Under the Management Agreement, the Trust is obligated to bear all of the costs and expenses of its operation, except those specifically assumed by the Investment Manager, including, without limitation: charges and expenses of any registrar, custodian or depository appointed by the Trust for the safekeeping of its cash, portfolio securities or commodities and other property, and any stock transfer or dividend agent or agents appointed by the Trust; brokers' commissions chargeable to the Trust in connection with portfolio securities transactions to which the Trust is a party; all taxes, including securities or commodities issuance and transfer taxes, and fees payable by the Trust to Federal, state or other governmental agencies; costs and expenses of engraving or printing certificates representing shares of the Trust; all costs and expenses in connection with registration and maintenance of registration of the Trust and of its shares with the Securities and Exchange Commission and various states and other jurisdictions (including filing fees and legal fees and disbursements of counsel) and the costs and expense of preparing, printing (including typesetting) and distributing prospectuses for such purposes; all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing proxy statements and reports to shareholders; fees and travel expenses of Trustees or members of any advisory board or committee who are not employees of the Investment Manager or any corporate affiliate of the Investment Manager; all expenses incident to the payment of any dividend or distribution program; charges and expenses of any outside pricing services; charges and expenses of legal counsel, including counsel to the Independent Trustees of the Trust, and independent accountants in connection with any matter relating to the Trust (not including compensation or expenses of attorneys employed by the Investment Manager); membership dues of industry associations; interest payable on Trust borrowings; fees and expenses incident to the listing of the Trust's shares on any stock exchange; postage; insurance premiums on property or personnel (including officers and Trustees) of the Trust which inure to its benefit; extraordinary expenses (including, but not limited to, legal claims, liabilities, litigation costs and any indemnification related thereto); and all other charges and costs of the Trust's operations unless otherwise explicitly provided in the Management Agreement.

   The Management Agreement had an initial term ending April 30, 1995 and provides that, after the initial period of effectiveness, it will continue in effect from year to year thereafter provided such continuance is approved at least annually by vote of a majority, as defined in the Act, of the outstanding voting securities of the Trust or by the Trustees of the Trust, and, in either event, by the vote cast in person by a majority of the Trustees who are not parties to the Management Agreement or "interested persons" of any such party (as defined in the Act) at a meeting called for the purpose of voting on such approval. The Management Agreement's most recent continuation until April 30, 1997 was approved by the Trustees, including a majority of the Independent Trustees, at a meeting of the Trustees held on April 17, 1996, called for the purpose of approving the Management Agreement.

   The Management Agreement also provides that it may be terminated at any time by the Investment Manager, the Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Trust, in each instance without the payment of any penalty, on thirty days' notice and will automatically terminate upon any assignment.

   Effective December 31, 1993, pursuant to a Services Agreement between InterCapital and its wholly-owned subsidiary, DWSC, DWSC began to provide the administrative services to the Trust which were previously performed directly by InterCapital. On April 17, 1995, DWSC was reorganized in the State of Delaware, necessitating the entry into a new Services Agreement by InterCapital and DWSC on such date. The foregoing internal reorganizations did not result in any change in the nature or scope of the administrative services being provided to the Trust or any of the fees being paid by the Trust for the overall services being performed under the terms of the Management Agreement.

 THE INVESTMENT MANAGER

   Dean Witter InterCapital Inc. is the Trust's investment manager. InterCapital maintains its offices at Two World Trade Center, New York, New York 10048. InterCapital, which was incorporated in July, 1992, is a wholly-owned subsidiary of Dean Witter, Discover & Co. ("DWDC"), a balanced financial services organization providing a broad range of nationally marketed credit and investment products.

   The Principal Executive Officer and Directors of InterCapital, and their principal occupations, are:

   Philip J. Purcell, Chairman of the Board of Directors and Chief Executive Officer of DWDC and DWR and Director of InterCapital, DWSC and Distributors; Richard M. DeMartini, President and Chief Operating Officer of Dean Witter Capital, Executive Vice President of DWDC and Director of DWR, Distributors, InterCapital, DWSC and DWTC; James F. Higgins, President and Chief Operating Officer of Dean Witter Financial, Executive Vice President of DWDC and Director of DWR, Distributors, InterCapital, DWSC and DWTC; Charles A. Fiumefreddo, Executive Vice President and Director of DWR, Chairman of the Board of

Directors, Chief Executive Officer and Director of InterCapital, DWSC and Distributors and Chairman of the Board of Directors and Director of DWTC; Christine A. Edwards, Executive Vice President, Secretary and General Counsel of DWDC, Executive Vice President, Secretary, General Counsel and Director of DWR, Executive Vice President, Secretary, Chief Legal Officer and Director of Distributors and Director of InterCapital and DWSC; and Thomas C. Schneider, Executive Vice President and Chief Financial Officer of DWDC and Executive Vice President, Chief Financial Officer and Director of DWR, Distributors, InterCapital and DWSC.

   The business address of the foregoing Executive Officer and Directors is Two World Trade Center, New York, New York 10048.

   InterCapital and its wholly-owned subsidiary, DWSC, serve in various investment management, advisory, management and administrative capacities to investment companies and pension plans and other institutional and individual investors. The Appendix lists the investment companies for which InterCapital provides investment management or investment advisory services and which have similar investment objectives to that of the Trust, and sets forth the net assets and fees payable by such companies, including the Trust.

   DWDC has its offices at Two World Trade Center, New York, New York 10048. There are various lawsuits pending against DWDC involving material amounts which, in the opinion of its management, will be resolved with no material effect on the consolidated financial position of the company.

   During the fiscal year ended October 31, 1995, the Trust accrued to Dean Witter Trust Company, the Trust's Transfer Agent and an affiliate of the Investment Manager, transfer agency fees of $54,675.

AFFILIATED BROKER

   Because DWR and InterCapital are under the common control of DWDC, DWR is an affiliated broker of InterCapital. For the fiscal year ended October 31, 1995, the Trust paid no brokerage commissions to DWR.

    (3) RATIFICATION OR REJECTION OF SELECTION OF INDEPENDENT ACCOUNTANTS

   The Trustees have unanimously selected the firm of Price Waterhouse LLP as the Trust's independent accountants for the fiscal year ending October 31, 1996. Price Waterhouse LLP has been the independent accountants for the Trust since its inception, and has no direct or indirect financial interest in the Trust.

   A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting of Shareholders and will be available to make a statement and to respond to appropriate questions of Shareholders.

   The affirmative vote of the holders of a majority of shares represented and entitled to vote at the Annual Meeting is required for ratification of the selection of Price Waterhouse LLP as the independent accountants for the Trust.

   THE TRUSTEES UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS RATIFY THE SELECTION OF PRICE WATERHOUSE LLP AS THE INDEPENDENT ACCOUNTANTS FOR THE TRUST.

                            ADDITIONAL INFORMATION

   In the event that the necessary quorum to transact business at the Meeting or the vote required to approve or reject any proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting for a total of not more than 60 days in the aggregate to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Trust's shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of Proposal Two and will vote against any such adjournment those proxies required to be voted against that proposal.

   Abstentions and, if applicable, broker "non-votes" will not count as votes in favor of any of the proposals, and broker "non-votes" will not be deemed to be present at the meeting for purposes of determining whether a particular proposal to be voted upon has been approved. Broker "non-votes" are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority.

                            SHAREHOLDER PROPOSALS

   Proposals of security holders intended to be presented at the next Annual Meeting of Shareholders must be received no later than December 20, 1996, for inclusion in the proxy statement for that meeting.

                           REPORTS TO SHAREHOLDERS

   The Trust's most recent Annual Report, for the fiscal year ended October 31, 1995, has been previously sent to Shareholders and is available without charge upon request from Adrienne Ryan-Pinto at Dean Witter Trust Company, Harborside Financial Center, Plaza Two, Jersey City, New Jersey 07311 (telephone 1-800-869-NEWS) (toll-free).

                                OTHER BUSINESS

   The management knows of no other matters which may be presented at the Meeting. However, if any matters not now known properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy, or their substitutes, to vote all shares that they are entitled to vote on any such matter, utilizing such proxy in accordance with their best judgment on such matters.

                                            By Order of the Board of Trustees
                                                        SHELDON CURTIS
                                                         Secretary

                                                                   APPENDIX

   InterCapital serves as investment manager or investment adviser to the Trust and the other investment companies listed below which have similar investment objectives to that of the Trust, with the net assets shown as of April 17, 1996.

                                                      NET ASSETS AS    CURRENT INVESTMENT MANAGEMENT
                                                       OF 04/17/96        OR ADVISORY FEE RATE(S)
                                                     --------------   ------------------------------
 1. DEAN WITTER CALIFORNIA TAX-FREE INCOME FUND*  .   $1,300,553,513  0.55% on assets up to $500
                                                                      million, scaled down at
                                                                      various asset levels to 0.45%
                                                                      on assets over $1.25 billion
 2. DEAN WITTER LIMITED TERM MUNICIPAL TRUST*  ....   $   72,074,852  0.50%
 3. DEAN WITTER MULTI-STATE MUNICIPAL SERIES
    TRUST* ........................................   $  409,740,249  0.35% (1)
 4. DEAN WITTER NATIONAL MUNICIPAL TRUST*  ........   $   79,671,913  0.35% (2)
 5. DEAN WITTER NEW YORK TAX-FREE INCOME FUND*  ...   $  205,210,883  0.55% on assets up to $500
                                                                      million and 0.525% on assets
                                                                      over $500 million
 6. DEAN WITTER TAX-EXEMPT SECURITIES TRUST*  .....   $1,241,295,785  0.50% on assets up to $500
                                                                      million, scaled down at
                                                                      various asset levels to 0.325%
                                                                      on assets over $1.25 billion
 7. INTERCAPITAL CALIFORNIA INSURED MUNICIPAL
    INCOME TRUST** ................................   $  239,422,959  0.35%
 8. INTERCAPITAL CALIFORNIA QUALITY MUNICIPAL
    SECURITIES** ..................................   $  199,154,445  0.35%
 9. INTERCAPITAL INSURED CALIFORNIA MUNICIPAL
    SECURITIES** ..................................   $   62,705,464  0.35%
10. INTERCAPITAL INSURED MUNICIPAL BOND TRUST**  ..   $  108,224,922  0.35%
11. INTERCAPITAL INSURED MUNICIPAL INCOME TRUST**     $  585,642,124  0.35%
12. INTERCAPITAL INSURED MUNICIPAL SECURITIES**  ..   $  135,956,546  0.35%
13. INTERCAPITAL INSURED MUNICIPAL TRUST**  .......   $  478,090,568  0.35%
14. INTERCAPITAL NEW YORK QUALITY MUNICIPAL
    SECURITIES** ..................................   $   91,766,895  0.35%
15. INTERCAPITAL QUALITY MUNICIPAL INCOME TRUST**     $  731,208,857  0.35%
16. INTERCAPITAL QUALITY MUNICIPAL INVESTMENT
    TRUST** .......................................   $  373,911,360  0.35%
17. INTERCAPITAL QUALITY MUNICIPAL SECURITIES**  ..   $  360,997,056  0.35%
18. MUNICIPAL INCOME TRUST** ......................   $  303,209,570  0.35% on assets up to $250
                                                                      million and 0.25% on assets
                                                                      over $250 million
19. MUNICIPAL INCOME TRUST II** ...................   $  276,906,689  0.40% on assets up to $250
                                                                      million and 0.30% on assets
                                                                      over $250 million

                                                      NET ASSETS AS    CURRENT INVESTMENT MANAGEMENT
                                                       OF 04/17/96        OR ADVISORY FEE RATE(S)
                                                     --------------   ------------------------------
20. MUNICIPAL INCOME TRUST III** ..................    $ 62,587,700   0.40% on assets up to $250
                                                                      million and 0.30% on assets
                                                                      over $250 million
21. MUNICIPAL INCOME OPPORTUNITIES TRUST**  .......    $175,002,787   0.50%
22. MUNICIPAL INCOME OPPORTUNITIES TRUST II**  ....    $174,588,791   0.50%
23. MUNICIPAL INCOME OPPORTUNITIES TRUST III**  ...    $102,089,048   0.50%
24. MUNICIPAL PREMIUM INCOME TRUST** ..............    $357,398,091   0.40%
25. DEAN WITTER SELECT MUNICIPAL REINVESTMENT
    FUND*** .......................................    $ 92,410,322   0.50%
26. DEAN WITTER HAWAII MUNICIPAL TRUST*  ..........    $  2,300,823   0.35% (3)

- ------------

   *   Open-end investment company

   **  Closed-end investment company

   *** Open-end investment company offered only to the holders of units of certain unit investment trusts (UITs) in connection with the reinvestment of UIT distributions

   (1) InterCapital has undertaken, until December 31, 1996, to assume all operating expenses (except for any 12b-1 and brokerage fees) of the Massachusetts, Michigan, Minnesota, New York and Ohio Series of Dean Witter Multi-State Municipal Series Trust and to waive the compensation provided for in its investment management agreement with that company in respect to the aforementioned Series to the extent that such expenses and compensation on an annualized basis exceed 0.50% of the average daily net assets of the pertinent Series.

   (2) InterCapital has undertaken, until December 31, 1996, to assume all operating expenses (except for any 12b-1 and brokerage fees) of Dean Witter National Municipal Trust and to waive the compensation provided for in its investment management agreement with that company to the extent that such expenses and compensation on an annualized basis exceed 0.50% of the average daily net assets of that company.

   (3) InterCapital has undertaken, until December 31, 1996, to assume all operating expenses (except for any 12b-1 and brokerage fees) of Dean Witter Hawaii Municipal Trust and to waive the compensation provided for in its investment management agreement with that company.

                    INTERCAPITAL INSURED MUNICIPAL SECURITIES

                ANNUAL MEETING OF SHAREHOLDERS--JUNE 27, 1996

                                    PROXY

   The undersigned hereby appoints SHELDON CURTIS, JOSEPH J. MCALINDEN, ROBERT M. SCANLAN, or any of them, proxies, each with the power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of INTERCAPITAL INSURED MUNICIPAL SECURITIES on June 27, 1996 at 11:00 a.m., New York City time, and at any adjournment thereof, on the proposals set forth in the Notice of Meeting dated April 22, 1996 as follows:

   THIS PROXY IS SOLICITED BY THE TRUSTEES. IF NO SPECIFICATION IS MADE ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR TRUSTEE AND FOR THE PROPOSALS.

IMPORTANT: PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED
                                  ENVELOPE.

                      (Continued, and to be dated and signed on reverse side.)

PLEASE MARK BOXES [ ] OR [X] IN BLUE OR BLACK INK.
1. ELECTION OF TRUSTEES:
[ ] FOR THE NOMINEES
(except as marked to the contrary below)

[ ] WITHHOLD AUTHORITY
(to vote for all nominees listed below)

                    Michael Bozic, Charles A. Fiumefreddo

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)
- -----------------------------------------------------------------------------
2. APPROVAL OF INVESTMENT MANAGEMENT AGREEMENT:
                FOR  [ ]  AGAINST  [ ]  ABSTAIN  [ ]
3. RATIFICATION OF APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT
ACCOUNTANTS:
                                                                          038
                FOR  [ ]  AGAINST  [ ]  ABSTAIN  [ ]

and in their discretion in the transaction of any other business which may properly come before the meeting.

                                        Please sign personally. If the shares
                                        are registered in more than one name,
                                        each joint owner or each fiduciary
                                        should sign personally. Only
                                        authorized officers should sign for
                                        corporations.

                                        Dated
                                        -------------------------------------

                                        -------------------------------------
                                                      Signature
                                        -------------------------------------
                                                      Signature